Exhibit 8

ALSTON&BIRD LLP

One Atlantic Center

1201 West Peachtree Street

Atlanta, Georgia 30309-3424

404-881-7000

Fax: 404-881-7777

www.alston.com

June 29, 2007

Security Bank Corporation

4219 Forsyth Road

Macon, Georgia 31210

Ladies and Gentlemen:

We have prepared this opinion letter for Security Bank Corporation, a Georgia corporation (“Security Bank”), in connection with the proposed merger of First Commerce Community Bankshares, Inc., a Georgia corporation (“First Commerce”), with and into Security Bank pursuant to the terms of the Agreement and Plan of Reorganization, dated as of April 9, 2007, by and between Security Bank and First Commerce (together with all exhibits, attachments and ancillary agreements thereto, the “Agreement”). You have asked us to provide this opinion in connection with the Registration Statement on Form S-4 filed by Security Bank with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Act”), in connection with the transaction (the “Registration Statement”).

We hereby confirm to you that, in our opinion, the discussion in the section of the Registration Statement captioned “MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER AND THE SPECIAL CASH DIVIDEND,” to the extent it states matters of law or legal conclusions, and subject to the qualifications, assumptions and limitations stated in the section of the Registration Statement captioned “MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER AND THE SPECIAL CASH DIVIDEND,” correctly sets forth the material U.S. federal income tax consequences of the described transaction to the Security Bank stockholders. In giving this opinion, we have relied upon the accuracy and completeness of the other statements contained in the Registration Statement.

We are furnishing this opinion to you solely in connection with the filing of the Registration Statement and we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption “MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER AND THE SPECIAL CASH DIVIDEND.” In giving such consent, we do not admit that we are in

Bank of America Plaza 101 South Tryon Street, Suite 4000 Charlotte, NC 28280-4000 704-444-1000 Fax: 704-444-1111	90 Park Avenue New York, NY 10016 212-210-9400 Fax: 212-210-9444	3201 Beechleaf Court, Suite 600 Raleigh, NC 27604-1062 919-862-2200 Fax: 919-862-2260	The Atlantic Building 950 F Street, NW Washington, DC 20004-1404 202-756-3300 Fax: 202-756-3333

June 29, 2007

Security Bank Corporation

the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC thereunder.

Sincerely,

/s/ Alston & Bird LLP

Alston & Bird LLP